UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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PIXAR

(Exact Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on October 4, 2002

To the Shareholders:

      Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pixar, a California corporation, will be held on Friday, October 4, 2002 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, for the following purposes:

1. To re-elect seven directors to serve for the ensuing year or until their successors are duly elected and qualified.

2. To approve an amendment to Pixar’s 1995 Director Option Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares.

3. To ratify the appointment of KPMG LLP as independent auditors of Pixar for the fiscal year ending December 28, 2002.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only holders of record of Pixar’s common stock at the close of business on August 21, 2002 are entitled to notice of and to vote at the Annual Meeting.

      All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors

Ann Mather
Executive Vice President,
Chief Financial Officer and Secretary

Emeryville, California

September 13, 2002

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

PROCEDURAL MATTERS
PROPOSAL NO. 1
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO PIXAR’S 1995 DIRECTOR OPTION PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PIXAR STOCK PRICE PERFORMANCE GRAPH
OTHER MATTERS

PIXAR

PROXY STATEMENT

FOR
2002 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Pixar, a California corporation, for use at Pixar’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, October 4, 2002 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103. Pixar’s headquarters are located at 1200 Park Avenue, Emeryville, California 94608, and the telephone number at that location is (510) 752-3000.

      This Proxy Statement and the enclosed proxy card, together with Pixar’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001, were mailed on or about September 13, 2002 to all shareholders entitled to vote at the Annual Meeting.

      Pixar’s 2001 fiscal year began on December 31, 2000 and ended on December 29, 2001. All references in this Proxy Statement to fiscal 2001 refer to the period from December 31, 2000 through December 29, 2001.

Record Date

      Only holders of record of Pixar’s common stock, no par value (the “Common Stock”), at the close of business on August 21, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 50,955,349 shares of Pixar’s Common Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Pixar’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Proxies; Revocability of Proxies

      All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Pixar does not currently anticipate that any other matters will be raised at the Annual Meeting.

      A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to Pixar’s Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

      The cost of soliciting proxies will be borne by Pixar. Pixar may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Pixar’s directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

      The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Pixar intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote.

Deadline for Receipt of Shareholder Proposals

      Any proposal of a shareholder of Pixar which is intended to be presented by such shareholder at Pixar’s Annual Meeting of Shareholders in 2003 must be received by Pixar no later than May 16, 2003 in order for such proposal to be considered for inclusion in Pixar’s proxy statement and form of proxy relating to such meeting.

      The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. If a shareholder intends to present a proposal at Pixar’s Annual Meeting of Shareholders in 2003, and the shareholder does not give appropriate notice to Pixar on or before July 28, 2003, the persons named as proxies may use their discretionary voting authority to vote on the proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

      Pixar’s current Bylaws authorize a range of six to eleven directors, currently set at eight, to serve on Pixar’s Board of Directors. A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Pixar’s seven nominees named below, all of whom are presently directors of Pixar.

      Director Jill E. Barad has informed the Board of Directors that she will not stand for reelection following the expiration of her current term at the 2002 Annual Meeting. The Board of Directors is presently examining potential candidates to fill this vacancy; however, no nomination has been made as of the date of this proxy statement. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

      In the event that any nominee of Pixar is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

      The name and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of Pixar.

Name	Age(1)	Position with Pixar

Steve Jobs	47	Chairman and Chief Executive Officer
Edwin E. Catmull	57	Director and President
Skip M. Brittenham	60	Director
Joseph A. Graziano	58	Director
Lawrence B. Levy	43	Director
Joe Roth	54	Director
Larry W. Sonsini	61	Director

(1)	As of July 31, 2002.

      Mr. Jobs is a co-founder of Pixar and has served as Chairman since March 1991, and as Chief Executive Officer since February 1986. He has been a director of Pixar since February 1986. In addition, Mr. Jobs is currently Chief Executive Officer and a member of the Board of Directors of Apple Computer, Inc. (“Apple”). Mr. Jobs was also a co-founder of NeXT Software, Inc. (“NeXT”), which developed and marketed object-oriented software for client/server business applications and the Internet, and served as the Chairman and Chief Executive Officer of NeXT from October 1985 until February 1997, when NeXT was acquired by Apple. Mr. Jobs then served as an advisor to Apple on a limited basis and served as interim Chief Executive Officer until assuming his current role as Chief Executive Officer at Apple. Mr. Jobs has also served as a director of Gap, Inc. since September 1999.

      Dr. Catmull is a co-founder of Pixar and in January 2001 was promoted to President. He has served as a member of the executive team and as Chief Technical Officer of Pixar since the incorporation of the company. In 1979, Dr. Catmull brought his high-technology expertise to the film industry as vice president of the Computer Division of Lucasfilm, Ltd. During that time, Dr. Catmull managed four development efforts in the areas of computer graphics, video editing, video games and digital audio. He was also a key developer of RenderMan®, the program that creates realistic digital effects for computer graphics and animation. Dr. Catmull has been honored with three Scientific and Technical Engineering Awards from The Academy of Motion Picture Arts and Sciences for his work, including an Oscar “for significant advancements to the field of motion picture rendering as exemplified in Pixar’s RenderMan®.” He also won the Coons Award, which is the highest achievement in computer graphics, for his lifetime contributions. Dr. Catmull is a member of the Academy of Motion Picture Arts and Sciences and the Science and Technical Awards Committee. Dr. Catmull earned his B.S. degrees in computer science and physics and his Ph.D. in computer science from the University of Utah.

      Mr. Brittenham has served as a director of Pixar since August 1995. He is a senior partner with the law firm of Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman, an entertainment law firm, founded in 1978. Mr. Brittenham currently serves on the board of, or is a trustee of numerous charitable organizations, including Conservation International, KCET, the Environmental Media Association and the Alternative Medical AIDS Foundation. Mr. Brittenham received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Los Angeles.

      Mr. Graziano has served as a director of Pixar since August 1995. From June 1989 to December 1995, he was the Executive Vice President and Chief Financial Officer of Apple and was a member of the Board of Directors of Apple from June 1993 until October 1995. From May 1987 to June 1989, Mr. Graziano served as Chief Financial Officer of Sun Microsystems, Inc. and from October 1981 to May 1985 as Chief Financial Officer of Apple. In addition, he has held accounting positions with various technology companies in the Silicon Valley. Mr. Graziano also serves as a director of Packeteer, Inc. Mr. Graziano received a B.S. in accounting from Merrimack College and is a certified public accountant.

      Mr. Levy has served as a director of Pixar since April 1999. From June 2000 to December 2000, Mr. Levy was President and Chief Executive Officer and a director of Shockwave.com. Mr. Levy served as

Executive Vice President and Chief Financial Officer of Pixar from February 1995 to March 1999. Mr. Levy served as Secretary of Pixar from October 1995 to March 1999. Prior to joining Pixar, he was Vice Chairman and Chief Financial Officer of Electronics for Imaging, Inc. (EFI), a provider of hardware products for the digital color imaging market. Prior to his tenure at EFI, he was head of the Technology Licensing and Distribution Department at the law firm of Wilson Sonsini Goodrich & Rosati. Mr. Levy received a B.S. in business and accounting from Indiana University and a J.D. from Harvard Law School.

      Mr. Roth has served as a director of Pixar since October 2000. Mr. Roth formed Revolution Studios, an independent movie studio, in January 2000. From April 1996 to January 2000, Mr. Roth was Chairman of Walt Disney Studios. From August 1994 to April 1996, Mr. Roth was Chairman of the Walt Disney Motion Pictures Group. From 1992 to 1994 he ran Caravan Pictures for Disney. From July 1989 to November 1992, Mr. Roth served as Chairman of 20th Century Fox. Prior to Fox, Mr. Roth was an independent producer/director and co-founded Morgan Creek Pictures. Mr. Roth received a B.S. from Boston University.

      Mr. Sonsini has served as a director of Pixar since April 1995 and served as Secretary from April 1995 to October 1995. He has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati since 1966 and currently serves as Chairman and Chief Executive Officer. Mr. Sonsini also serves as a director for Brocade Communications Systems, Inc., Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic Corporation and Tibco Software. Mr. Sonsini received A.B. and L.L.B. degrees from the University of California, Berkeley.

Board Meetings and Committees

      The Board of Directors held a total of two meetings (including regularly scheduled and special meetings) during fiscal 2001 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served, except for Jill Barad and Larry Sonsini.

      The Board of Directors of Pixar has two standing committees which were established in October 1995: an Audit Committee and a Compensation Committee. Pixar has no nominating committee or a committee performing a similar function.

      The Audit Committee, which during fiscal 2001 consisted of Messrs. Brittenham, Graziano and Sonsini, is responsible for (i) recommending engagement of Pixar’s independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their reviews and audits, (iv) reviewing and approving any material accounting policy changes affecting Pixar’s operating results, (v) reviewing Pixar’s control procedures and personnel, and (vi) reviewing and evaluating Pixar’s accounting principles and its system of internal accounting controls. The Audit Committee held five meetings during fiscal 2001.

      The Compensation Committee, which during fiscal 2001 consisted of Ms. Barad and Mr. Graziano, is responsible for (i) reviewing and approving the compensation and benefits for Pixar’s officers and other employees, (ii) administering Pixar’s stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee did not hold any meetings during fiscal 2001, but Pixar’s Board of Directors performed similar functions during fiscal 2001.

Director Compensation

      Directors who are not employees of Pixar receive a fee of $1,000 for each meeting attended of the Board of Directors and a fee of $1,000 for each meeting attended of a committee of the Board of Directors if such committee meeting is not held in conjunction with a meeting of the Board of Directors. All directors are reimbursed for expenses incurred in attending such meetings.

      Non-employee directors are eligible to receive option grants pursuant to Pixar’s 1995 Director Option Plan (the “Director Plan”) which was adopted by the Board of Directors in October 1995, approved by the shareholders in November 1995 and took effect in November 1995. A total of 200,000 shares of Common

Stock has been reserved for issuance under the Director Plan. As of March 2002, no shares remained available for future grant under the Director Plan. In March 2002, the Board of Directors adopted, subject to shareholder approval, an amendment to the Director Plan to increase the number of shares reserved for issuance by an additional 200,000 shares of Common Stock. See “Proposal No. 2.” If Proposal No. 2 is approved by the shareholders, a total of 400,000 shares of Common Stock will be reserved for issuance under the Director Plan.

      The Director Plan provides for an automatic grant of an option to purchase 30,000 shares of Common Stock (the “First Option”) to each non-employee director who first becomes a non-employee director (other than an employee director who ceases to be an employee but remains a director) after the effective date of the Director Plan on the date on which such person first becomes a non-employee director. Beginning on the third anniversary of the date he or she became an outside director, each non-employee director will automatically be granted an option to purchase 10,000 shares of Common Stock (a “Subsequent Option”) each year on the date of such anniversary, provided he or she is then a non-employee director. Each non-employee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. First Options and each Subsequent Option will have a term of 10 years. One-third of the shares subject to a First Option will vest one year after its date of grant and an additional one-third will vest at the end of each year thereafter, provided that the optionee continues to serve as a director on such dates. All of the shares subject to a Subsequent Option will vest one year after the date of the option grant, provided that the optionee continues to serve as a director on such date. The exercise prices of the First Option and each Subsequent Option will be 100% of the fair market value per share of Pixar’s Common Stock on the date of the grant of the option.

      Mr. Sonsini was granted a Subsequent Option in April 2001 at an exercise price of $31.86 per share. Ms. Barad was granted a Subsequent Option in July 2001 at an exercise price of $40.87 per share. Messrs. Brittenham and Graziano were each granted Subsequent Options in August 2001 at an exercise price of $40.20 per share. Mr. Roth and Mr. Levy, non-employee directors of Pixar, will be eligible for Subsequent Options under the Director Plan on the third anniversary of the dates they became non-employee directors. Messrs. Sonsini, Brittenham and Graziano, also non-employee directors, are eligible for Subsequent Options each year on the anniversary of the dates they became directors.

Required Vote

      The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law.

Recommendation

      The Board of Directors recommends that the Shareholders vote “for” the re-election of the nominees listed above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO PIXAR’S 1995 DIRECTOR OPTION PLAN

General

      Pixar’s 1995 Director Option Plan (the “Director Plan”) was adopted by the Board of Directors in October 1995, approved by the shareholders in November 1995 and took effect in November 1995. The Director Plan provides for the grant of nonstatutory stock options to Pixar’s non-employee directors (an “Outside Director”). A total of 200,000 shares of Common Stock has been reserved for issuance by the shareholders under the Director Plan. As of March 2002, no shares remained available for future grant under the Director Plan.

Proposal

      In March 2002, the Board of Directors adopted, subject to shareholder approval, an amendment to the Director Plan to increase the number of shares reserved for issuance by an additional 200,000 shares of Common Stock, for an aggregate of 400,000 shares reserved for issuance thereunder. This amendment will enable Pixar to continue to grant options to Outside Directors under the terms and conditions of the Director Plan.

      The Board of Directors believes that the approval of the amendment to the Director Plan is in the best interests of Pixar and its shareholders, as the availability of an adequate number of shares for issuance under the Director Plan and the ability to grant stock options is an important factor in attracting the best available persons for service as Outside Directors and to encourage their continued service on the Board of Directors.

Required Vote

      The affirmative vote of the holders of a majority of the Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Director Plan.

Recommendation

      The Board of Directors recommends that the Shareholders vote “for” the amendment to the Director Plan.

Summary of Director Plan

      The following summary of the Director Plan is qualified in its entirety by the specific language of the Director Plan.

      Purposes. The purposes of the Director Plan are to attract the best available persons for service as Outside Directors of Pixar and to encourage their continued service on the Board of Directors.

      Administration. All options granted under the Director Plan are automatic and nondiscretionary; however, to the extent the Director Plan needs to be administered, it will be administered by the Board of Directors. The Director Plan provides that each Outside Director who first becomes an Outside Director (other than an employee director who ceases to be an employee but remains a director) after the effective date of the plan (November 28, 1995) will automatically be granted a nonstatutory option to purchase 30,000 shares of Common Stock (the “First Option”) on the date such person becomes an Outside Director. Beginning on the third anniversary of the date he or she first became an Outside Director, each Outside Director will automatically be granted an option to purchase 10,000 shares of Common Stock (a “Subsequent Option”) each year on the date of such anniversary provided he or she is then serving as an Outside Director. Each Outside Director will be eligible to receive a Subsequent Option regardless of whether such Outside Director was eligible to receive a First Option.

      Eligibility. The Director Plan provides that options may be granted only to Pixar’s Outside Directors.

      Terms and Conditions of Options. Each option granted under the Director Plan is evidenced by a written stock option agreement between the optionee and Pixar and is subject to the following terms and conditions:

(a) Exercise Price. The exercise price to be paid for shares of Common Stock upon the exercise of an option granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date the option is granted. For so long as Pixar’s Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid if no sales were reported) on the last trading day prior to the date of grant as quoted on such system.

(b) Vesting. One-third of the shares subject to a First Option will vest one year after the date of the option grant and an additional one-third will vest at the end of each year thereafter. All of the shares subject to a Subsequent Option will vest one year after the date of the option grant.

(c) Exercise of the Option. In no event may an option granted under the Director Plan be exercised more than ten years after the date of grant. No options granted under the Director Plan may be exercised for a fraction of a share. An option is exercised by giving written notice of exercise to Pixar, specifying the full number of shares of Common Stock to be purchased and by tendering full payment of the purchase price to Pixar.

(d) Termination of Status as a Director. If an optionee ceases to serve as a director of Pixar, the optionee may, but only within three months after the date the optionee ceases to be a director, exercise an option to the extent that the optionee was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the option be exercised after its ten-year term has expired.

(e) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the stock option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, other shares of Pixar’s Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the stock option agreement.

(f) Disability. In the event an optionee is unable to continue to serve as a director as a result of such optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), the optionee may, but only within twelve months from the date of such disability, exercise an option to the extent the optionee was entitled to exercise it at the date of such disability. Notwithstanding the foregoing, in no event may the option be exercised after its ten-year term has expired.

(g) Death. In the event of the death of an optionee, the option may be exercised, at any time within twelve months following the date of death, by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent the optionee was entitled to exercise it at the date of death. Notwithstanding the foregoing, in no event may the option be exercised after its ten-year term has expired.

(h) Nontransferability of Options. The option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

(i) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Board of Directors.

      Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding Common Stock of Pixar by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or other similar changes in the capital structure of Pixar, an appropriate adjustment shall be made by the Administrator in the following items: (i) the number of shares of Common Stock subject to the Director Plan, (ii) the number and class of shares of stock subject to any option outstanding under the Director Plan, (iii) and the exercise price of any such outstanding option. In the event of the proposed dissolution or liquidation of Pixar, all outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors.

      In the event of a merger of Pixar with or into another corporation, or the sale of all or substantially all of the assets of Pixar, each outstanding option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Following such assumption or substitution, if an optionee’s status as a director is terminated other than upon a voluntary resignation, the Director Plan provides for the full acceleration of the exercisability of all outstanding options held by such optionee. If the purchaser or successor does not assume or substitute the then outstanding options subject to the Director Plan, the Director Plan provides for the full acceleration of the exercisability of all outstanding options for a period of 30 days from the date of notice of acceleration to the holder and all options will terminate upon the expiration of such period.

      Amendment and Termination of the Director Plan. The Board of Directors may at any time amend, alter, suspend or terminate the Director Plan. Pixar shall obtain shareholder approval of any amendment to the Director Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the Director Plan shall not affect options already granted and such options shall remain in full force and effect as if the Director Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and Pixar, which agreement must be in writing and signed by the optionee and Pixar. In any event, the Director Plan shall terminate in October 2005. Any options outstanding under the Director Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences

      Options granted pursuant to the Director Plan are taxed as nonstatutory stock options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with such an option exercise is subject to tax withholding by Pixar. Pixar is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on assets held for more than 12 months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Participation in the Director Plan in Fiscal 2001

      The participation of the Outside Directors in the Director Plan in fiscal 2001 and in subsequent periods is set forth above in “Proposal No. 1 — Director Compensation.”

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected KPMG LLP, independent certified public accountants, to audit the financial statements of Pixar for the fiscal year ending December 28, 2002. KPMG LLP has audited Pixar’s financial statements since Pixar’s inception. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Required Vote

      The Board of Directors has conditioned its appointment of Pixar’s independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event that the shareholders do not approve the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

Recommendation

      The Board of Directors recommends that Shareholders vote “for” the ratification of the appointment of KPMG LLP as Pixar’s Independent Auditors.

Fee Disclosure

      Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 29, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that year were $225,000.

      Financial Information Systems Design and Implementation Fees. No fees were billed by KPMG LLP for professional services rendered for information technology services design and implementation for the year ended December 29, 2001.

      All Other Fees. The aggregate fees billed by KPMG LLP for services rendered to the Company, other than for services described above, for the year ended December 29, 2001 were approximately $342,000. These other services consisted of tax related services, tax compliance, tax research, review of the Securities and Exchange Commission registration statements, and consultations on accounting and tax matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of Common Stock of Pixar as of July 31, 2002 for the following: (i) each person who is known by Pixar to own beneficially more than 5% of the outstanding shares of Pixar’s Common Stock; (ii) each of Pixar’s directors; (iii) each of the Named Officers (as defined in “Executive Officer Compensation”); and (iv) all directors and executive officers of Pixar as a group.

	Number of	Percent of
Name of Beneficial Owner	Shares(1)	Total(1)

Steve Jobs	30,000,001	59.7%
c/o Pixar
1200 Park Avenue
Emeryville, CA 94608
The TCW Group, Inc.(2)	8,216,458	16.4
865 South Figueroa Street
Los Angeles, CA 90017
John Lasseter(3)	726,496	1.4
Edwin E. Catmull(4)	422,800	*
Sarah McArthur(5)	140,000	*
Ann Mather(6)	375,000	*
Lawrence B. Levy	25,010	*
Larry W. Sonsini(7)	44,528	*
Skip M. Brittenham(8)	70,000	*
Joseph A. Graziano(9)	40,000	*
Jill E. Barad(10)	51,000	*
Joe Roth(11)	10,000	*
All directors and executive officers as a group (11 persons)(12)	31,904,835	61.86%

*	Represents less than 1% of the total.

(1)	Based on 50,251,085 shares outstanding on July 31, 2002. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of July 31, 2002 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	As indicated in the Schedule 13G filed by The TCW Group, Inc. pursuant to the Exchange Act on March 7, 2002.

(3)	Includes 475,006 shares subject to options that are exercisable within 60 days of July 31, 2002.

(4)	Includes 125,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(5)	Includes 140,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(6)	Includes 375,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(7)	Includes 40,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(8)	Includes 70,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(9)	Includes 40,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(10)	Includes 50,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(11)	Includes 10,000 shares subject to options that are exercisable within 60 days of July 31, 2002.

(12)	Includes 1,325,006 shares subject to options that are exercisable within 60 days of July 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act (“Section 16(a)”) requires Pixar’s executive officers, directors and persons who own more than 10% of Pixar’s Common Stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish Pixar with copies of all such forms that they file.

      Based solely on its review of the copies of such forms received by Pixar and written representations from certain reporting persons that no Forms 5 were required for such persons, Pixar believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Pixar’s Compensation Committee was formed in October 1995 and during fiscal 2001 consisted of Ms. Barad and Mr. Graziano. No interlocking relationship exists between any member of Pixar’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Pixar.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans as of December 29, 2001.

Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	The First Column)

Equity compensation plans approved by security holders	12,510,512	$25.47	914,818(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	12,510,512	$25.47	914,818

(1)	The Company’s 1995 Stock Plan incorporates an evergreen formula pursuant to which on January 1 of each year the aggregate number of shares reserved for issuance under the 1995 Stock Plan will increase by a number of shares equal to 3% of the total issued and outstanding shares as of that date.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

      The following table shows, as to the Chief Executive Officer and each of the four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the “Named Officers”), information concerning compensation paid for services to Pixar in all capacities during the last three fiscal years.

						Long Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Options(#)	Compensation($)

Steve Jobs	2001	$52		$—		—	$—
Chairman, Chief Executive Officer	2000	52		—		—	—
	1999	52		—		—	—
Edwin E. Catmull	2001	498,088		—		—	—
President	2000	392,793		—		500,000	—
	1999	322,596		54,167		—	—
Ann Mather	2001	416,074		—		—	—
Executive Vice President, Chief	2000	400,005		—		—	—
Financial Officer and Secretary	1999	124,617	(1)	203,600		500,000	—
John Lasseter	2001	2,122,694		5,000,000	(2)	—	571,044 (3)
Executive Vice President, Creative	2000	879,567		600,000		1,000,000	—
	1999	806,726		900,000		—	—
Sarah McArthur	2001	419,246		—		—	—
Executive Vice President, Production	2000	392,793		—		—	—
	1999	322,596		54,167		—	—

(1)	Ms. Mather joined Pixar in September 1999.

(2)	This amount includes $60,000 that was paid to Mr. Lasseter’s designees.

(3)	This amount includes $332,947 paid in lieu of vacation and $238,097 paid in lieu of a sabbatical.

Option Grants in Last Fiscal Year

      No options were granted to the Named Officers during fiscal 2001.

Option Exercises and Holdings

      The following table sets forth, for each of the Named Officers, certain information concerning stock options exercised during fiscal 2001, and the number of shares subject to both exercisable and unexercisable stock options as of December 29, 2001. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Pixar’s Common Stock as of December 29, 2001.

Aggregated Option Exercises in Fiscal 2001 and

Fiscal 2001 Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Fiscal Year End		At Fiscal Year End($)(1)
	On	Realized
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steve Jobs	—	$—	—	—	$—	$—
Edwin E. Catmull	—	—	—	500,000	—	5,100,000
Ann Mather	—	—	250,000	250,000	690,625	690,625
John Lasseter	—	—	490,003	899,997	13,514,406	9,179,969
Sarah McArthur	35,000	694,938	90,000	200,000	2,155,500	3,065,000

(1)	Market value of underlying securities based on the closing price of Pixar’s Common Stock on December 28, 2001 (the last trading day of fiscal 2001) on the Nasdaq National Market of $36.70 minus the exercise price.

Employment Agreements

      In March 2001, we entered into an employment agreement with John Lasseter (the “Employment Agreement”), which has a term of 10 years. The Employment Agreement supercedes our prior employment agreement with Mr. Lasseter, which was entered into in February 1997. Pursuant to the Employment Agreement, Mr. Lasseter received a signing bonus of $5,000,000, of which $60,000 was paid to Mr. Lasseter’s designees. The Employment Agreement provided for a base salary of $2,500,000 with 5% annual increases. In connection with the Employment Agreement, Mr. Lasseter was previously granted an option to purchase 1,000,000 shares of our common stock at the fair market value on the date of such grant. The option vests on an equal monthly basis over the ten-year term of the agreement, except for options that vest on the last month will vest on the penultimate month of this ten-year period. Under the Employment Agreement, Mr. Lasseter will direct three Feature Films (a Feature Film is defined as a feature-length animated motion picture) and he has the option to direct certain sequels to Feature Films he has directed if we elect to produce such sequels within 12 years of the initial release of the applicable Feature Film. In addition, at our request, Mr. Lasseter will provide writing services and supervisory services to create stories, treatments and screenplays for Feature Films, and Mr. Lasseter will also provide executive producing services on Feature Films, made-for-home videos and short-subject motion pictures that Mr. Lasseter does not direct. During the term of the Employment Agreement, Mr. Lasseter is prohibited from accepting other employment and from becoming financially interested or associated with any entity engaged in a related or competitive business. We can terminate the Employment Agreement at any time for any reason. However, if we terminate Mr. Lasseter’s employment without cause, we must (1) pay an amount equal to 75% of the balance of the salary Mr. Lasseter would have earned through the remainder of the term of the Employment Agreement and (2) accelerate the unvested portion of Mr. Lasseter’s option so that the option would be exercisable in full. In addition, Mr. Lasseter would be able to accept employment with any third party.

CERTAIN TRANSACTIONS

      Pixar has engaged the law firm of Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman (“ZBBFG&S”) to handle certain matters. Skip M. Brittenham, a director of Pixar, is a senior partner of the firm. Pixar has also engaged the law firm of Wilson Sonsini Goodrich & Rosati (“WSGR”) to handle certain legal matters. Larry W. Sonsini, a director of Pixar, is Chairman and Chief Executive Officer of the firm. We also have obligations to pay portions of any revenue derived from each feature film produced under the Co-Production Agreement to ZBBFG&S in consideration for services rendered. Payments by Pixar to each of ZBBFG&S and WSGR did not exceed five percent of either law firm’s respective gross revenues in the last fiscal year of either such firm.

      Pixar believes that all of the transactions set forth above were made on terms no less favorable to Pixar than could have been obtained from unaffiliated third parties. All future transactions, including loans, (if permitted by law), between Pixar and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to Pixar than could be obtained from unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The primary role of the Audit Committee is to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process. The Board of Directors has determined that each member of the Audit Committee is “independent” as required by the listing standards of the Nasdaq National Market. The Board of Directors has adopted a written charter of the Audit Committee. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with KPMG LLP, its independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; and

•	considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence and has discussed with KPMG LLP the auditor’s independence.

      Based upon the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2001.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Skip M. Brittenham
Joseph A. Graziano
Larry W. Sonsini

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors (the “Committee”) was formed in October 1995 and is responsible for reviewing the compensation and benefits for Pixar’s executive officers, as well as supervising and making recommendations to the Board of Directors on compensation matters generally. The Committee also administers Pixar’s stock option plans and makes grants to executive officers under the 1995 Stock Plan.

Compensation Philosophy

      The Committee’s compensation philosophy is to provide cash and equity incentives to Pixar’s executive officers and other employees to attract personnel of the highest caliber in order to maintain Pixar’s competitive position. The goals of the Committee are to:

•	attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of Pixar;

•	align the compensation of executive officers with business objectives and performance; and

•	align incentives for executive officers with the interests of shareholders in maximizing value.

      Pixar currently intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code.

Elements of Compensation

      The compensation for executive officers is based on two elements: Base Compensation and Long-Term Incentive Compensation.

      Base Compensation is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry. Mr. Lasseter is compensated pursuant to an employment agreement. See “Executive Officer Compensation — Employment Agreements.” The compensation of the other executive officers, except for the Chief Executive Officer who received $52.00 in fiscal 2001, is reviewed annually by the Committee and increased on the basis of performance, Pixar’s financial results for the previous year and competitive conditions.

      Long-Term Incentive Compensation is provided through grants of stock options pursuant to Pixar’s 1995 Stock Plan. Ownership of Pixar’s Common Stock is a key element of executive compensation and is intended to provide additional incentives to the executive officers to maximize shareholder value. Executive officers and other employees of Pixar are eligible to participate in the 1995 Stock Plan. The 1995 Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board of Directors or the Committee may determine. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee’s continuing service to the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the shareholders.

Compensation of the Chief Executive Officer

      Pixar’s Chief Executive Officer received $52.00 in compensation for his services in fiscal 2001.

THE BOARD OF DIRECTORS

Steve Jobs
Edwin E. Catmull
Jill E. Barad
Skip M. Brittenham
Joseph A. Graziano
Lawrence B. Levy
Joe Roth
Larry W. Sonsini

PIXAR STOCK PRICE PERFORMANCE GRAPH

      The following graphs compare Pixar’s cumulative total shareholder return with those of the Nasdaq Stock Market Index-U.S., the Standard & Poor’s Movies and Entertainment Index (formerly known as the Standard & Poor’s Entertainment Index) and the Standard & Poor’s Information Technology Index. The Standard & Poor’s Entertainment Index was renamed the Standard & Poor’s Movies and Entertainment Index in December 2001. We previously compared cumulative total shareholder return against the JP Morgan H&Q Technology Index, which JP Morgan ceased publishing in March 2002 as a result of internal restructuring. As a result, we have included a transitional graph through June 2001, which includes the JP Morgan H&Q Technology Index as well as the Standard & Poor’s Information Technology Index, which we are introducing to our performance graph on a going forward basis. The graphs assume that $100 was invested on November 29, 1995 (the date of Pixar’s initial public offering) in (i) Pixar’s Common Stock and (ii) in each of the indices as noted below, including reinvestment of dividends. No dividends have been paid or declared on Pixar’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of 67-Month Cumulative Total Return

Comparison of 55-Month Cumulative Total Return

OTHER MATTERS

      Pixar knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Pixar may recommend.

      It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.

THE BOARD OF DIRECTORS

Emeryville, California

September 13, 2002

APPENDIX A

PROXY

PIXAR

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of PIXAR, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 10, 2002, and hereby appoints Steve Jobs and Ann Mather, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of PIXAR that the undersigned is entitled to vote at the Annual Meeting of Shareholders of PIXAR to be held on October 4, 2002 at 10:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, and at any adjournment thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example

A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of seven Directors.

Nominees:	(01) Steve Jobs, (02) Edwin E. Catmull, (03) Skip M. Brittenham, (04) Joseph A. Graziano, (05) Lawrence B. Levy, (06) Joe Roth and (07) Larry W. Sonsini.

FOR			WITHHELD
ALL	☐	☐	FROM ALL
NOMINEES			NOMINEES

☐	For all nominees except as noted above

2.	Proposal to approve an amendment to Pixar’s 1995 Director Option Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to ratify the appointment of KPMG LLP as Pixar’s independent auditors for the fiscal year ending December 28, 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

We hope you will be able to attend the meeting in person, and you are
cordially invited to attend. If you expect to attend the meeting, please      ☐
mark the box at right when you return your proxy.

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their full titles.

Signature:	Date:	Signature:	Date:

APPENDIX B

PIXAR 1995 DIRECTOR OPTION PLAN
(as amended March 11, 2002)

     1. Purposes of the Plan. The purposes of this 1995 Director Option Plan are to attract the best available persons for service as Outside Directors of the Company and to encourage their continued service on the Board.

          All options granted hereunder shall be nonstatutory stock options.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Board” means the Board of Directors of the Company.

          (b) “Code” means the Internal Revenue Code of 1986, as amended.

          (c) “Common Stock” means the Common Stock of the Company.

          (d) “Company” means PIXAR, a California corporation.

          (e) “Director” means a member of the Board.

          (f) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

          (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (h) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (i) “Inside Director” means a Director who is an Employee.

          (j) “Option” means a stock option granted pursuant to the Plan.

          (k) “Optioned Stock” means the Common Stock subject to an Option.

          (l) “Optionee” means a Director who holds an Option.

          (m) “Outside Director” means a Director who is not an Employee.

          (n) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o) “Plan” means this 1995 Director Option Plan.

          (p) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (q) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 400,000 Shares of Common Stock (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration and Grants of Options under the Plan.

          (a) Procedure for Grants. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

               (ii) Each Outside Director who first becomes an Outside Director after the effective date of this Plan, either through election by the shareholders of the Company or appointment by the Board to fill a vacancy, shall be granted an Option to purchase 30,000 Shares (the “First Option”) on the date on which such person becomes an Outside Director. The previous sentence notwithstanding, no Inside Director who ceases to be an Inside Director but who remains a Director shall receive a First Option.

               (iii) Beginning on the third anniversary of the date he or she became an Outside Director, each Outside Director shall automatically be granted an Option to purchase 10,000 Shares (a “Subsequent Option”) each year on the date of such anniversary, provided he or she is then serving as an Outside Director. Each Outside Director shall be eligible to receive a Subsequent Option, regardless of whether such Outside Director was eligible to receive a First Option.

               (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

               (v) The terms of a First Option granted hereunder shall be as follows:

                    (A) the term of the First Option shall be ten (10) years.

                    (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

                    (D) subject to Section 10 hereof, the First Option shall become exercisable as to one-third (1/3) of the Shares subject to the First Option one year after its date of grant, and as to an additional one-third (1/3) at the end of each year thereafter, provided that the Optionee continues to serve as a Director on such dates.

               (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

                    (A) the term of the Subsequent Option shall be ten (10) years.

                    (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Subsequent Option.

                    (D) subject to Section 10 hereof, the Subsequent Option shall become exercisable as to all of the Shares subject to the Subsequent Option one year after its date of grant, provided that the Optionee continues to serve as a Director on such date.

               (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 hereof. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11.

     7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

     8. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

           (c) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (e) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

               If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

               For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

     11. Amendment and Termination of the Plan.

          (a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.